Exhibit 10.3

Amendment

to the
CID HOLDCO, INC.

2024 Equity Inventive Plan

May 12, 2026

WHEREAS, CID Holdco, Inc. (the “Company”) maintains the CID Holdco, Inc. 2024 Equity Incentive Plan (the “Plan”); and

WHEREAS, Section 17 of the Plan provides that the Plan may be amended from time to time; and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended, effective as of the date the stockholders of the Company approve this amendment, in the following respects:

1. Section 4.1 of the Plan is amended to read in its entirety as follows:

“4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to 19,959,853 shares, which is the sum of (i) 4,959,853 shares which reflects the shares of Stock authorized for issuance under the Plan as of the Effective Date, plus (ii) 15,000,000 shares which were approved at the Company’s 2026 Annual Meeting of Stockholders (together, the “Base Reserve”) plus an annual increase, effective as of the first day of the Company’s fiscal year beginning in the year following the fiscal year in which the Company’s stockholders initially approved the Plan and the first day of each subsequent fiscal year through and including the first day of the Company’s fiscal year beginning on the tenth (10th) anniversary of the commencement of such annual increase, equal to the lesser of (i) ten percent (10%) of the number of shares of Stock outstanding as of the conclusion of the Company’s immediately preceding fiscal year, or (ii) such amount, if any, as the Board may determine, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. If any term or provision of this Amendment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above on behalf of the Company.

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title:	Chairman and Chief Executive Officer